Exhibit 32

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Hexcel Corporation (“Hexcel”) on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David E. Berges, Chairman of the Board of Directors, President and Chief Executive Officer of Hexcel, and Wayne Pensky, Senior Vice President and Chief Financial Officer of Hexcel, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Hexcel.

February 12, 2009	/s/ DAVID E. BERGES
(Date)	David E. Berges Chairman of the Board of Directors and Chief Executive Officer

February 12, 2009	/s/ WAYNE PENSKY
(Date)	Wayne Pensky Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Hexcel Corporation and will be retained by Hexcel Corporation and furnished to the Securities and Exchange Commission or its staff upon request.